Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as "Experts" and to the use of our report dated March 10, 2006 (except for note 17, which is as of April 27, 2006), in the Registration Statement (Form 20-F) of Shellbridge Oil & Gas, Inc.

/s/ Ernst & Young LLP

Vancouver, Canada

April 28, 2006